UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2022 (April 1, 2022)

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As described in more detail below, on April 1, 2022, Boston Omaha Corporation (the “Company”) acquired the Utah-based fiber and fixed wireless internet service business operated by each of InfoWest Inc., a Utah corporation (the “InfoWest Seller”, and its business, the “InfoWest Business”) and its affiliate, Go Fiber LLC, a Utah limited liability company (the “Go Fiber Seller”, and its business, the “Go Fiber Business”), in related transactions for a combined purchase valued at approximately $49.4 million (each, an “Asset Purchase” and together, the “Asset Purchases”).

The Company acquired each of the InfoWest Business and Go Fiber Business through definitive agreements entered into by FIF St. George LLC, a newly formed Delaware limited liability company (the “Purchaser”). Prior to the transactions, Purchaser was a wholly-owned subsidiary of Fiber is Fast LLC, a subsidiary of the Company

Asset Purchase Agreement with InfoWest Inc.

On April 1, 2022, Purchaser entered into and completed the Asset Purchase contemplated by that certain Asset Purchase and Contribution Agreement (the “InfoWest Purchase Agreement”) by and among (i) InfoWest Seller; (ii) a representative of the InfoWest Seller; and (iii) Purchaser. Under the terms of the InfoWest Purchase Agreement, Purchaser acquired substantially all of the assets and assumed only certain liabilities comprising the InfoWest Business for a total purchase price of approximately $43.4 million, consisting of $34.5 million in cash (subject to certain post-closing working capital adjustments), and the issuance of approximately 18.0% of the common units of Purchaser, valued at approximately $8.9 million.

The InfoWest Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, among other things, that: (i) the InfoWest Seller abide by certain non-competition and non-solicitation covenants and (ii) with respect to certain licenses (the “Retained FCC licenses”) associated with the InfoWest Business for which Federal Communications Commission (“FCC”) approval is pending, the InfoWest Seller maintain and exercise control over such licenses until such time as the FCC approves the transfer thereof, upon which event such Retained FCC Licenses will immediately be transferred to Purchaser for additional consideration of up to $500,000. The InfoWest Purchase Agreement also contains indemnification rights for the Purchaser for breaches by the InfoWest Seller of its representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations. A portion of the cash purchase price will be held in escrow to provide a source of indemnification for any such breaches.

Asset Purchase Agreement with Go Fiber LLC

On April 1, 2022, Purchaser also entered into and completed the Asset Purchase contemplated by that certain Asset Purchase and Contribution Agreement (the “Go Fiber Purchase Agreement”) by and among (i) Go Fiber Seller; (ii) a representative of the Go Fiber Seller; and (iii) Purchaser. Under the terms of the Go Fiber Purchase Agreement, Purchaser acquired substantially all of the assets and assumed only certain liabilities comprising the Go Fiber Business for a total purchase price of approximately $6.0 million, consisting of approximately $5.0 million in cash (subject to certain post-closing working capital adjustments), and the issuance of approximately 2.0% of the common units of Purchaser, valued at approximately $993,333.

The Go Fiber Purchase Agreement includes customary representations and warranties, as well as certain covenants, including, among other things, that the Go Fiber Seller abide by certain non-competition and non-solicitation covenants. The Go Fiber Purchase Agreement also contains indemnification rights for the Purchaser for breaches by the Go Fiber Seller of its representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations. A portion of the cash purchase price will be held in escrow to provide a source of indemnification for any such breaches.

General

The above description of each of the InfoWest Purchase Agreement and Go Fiber Purchase Agreement (each a “Purchase Agreement”) does not purport to be complete and is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of each which is attached hereto as Exhibit 2.1 or Exhibit 2.2, respectively, and is incorporated herein by reference. Each Purchase Agreement governs the contractual rights between the parties in relation to such Asset Purchase. Each Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of such Asset Purchase and is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, each Purchase Agreement is not intended to be, and should not be relied upon as, disclosure regarding any facts and circumstances relating to the Company.

The representations, warranties, and covenants contained in each Purchase Agreement have been made solely for the purposes of such Purchase Agreement and as of specific dates; were solely for the benefit of the parties to such Purchase Agreement; are not intended as statements of fact to be relied upon by the parties’ stockholders or other security holders, as the case may be, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of such Purchase Agreement, which disclosures are not reflected in such Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Except as specifically set forth in such Purchase Agreement, security holders are not third-party beneficiaries under such Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Purchase Agreements, certain ancillary agreements were entered into between the various parties thereto, including a Transition Services Agreement for the Retained FCC Licenses, an amended and restated limited liability company agreement of Purchaser, employment agreements, restrictive covenant agreements, a lease with a purchase option for a parcel of real property and a purchase option agreement for equity in an affiliate of the InfoWest Seller.

Item 8.01	Other Events

On April 4, 2022, the Company issued a press release announcing the entry into each of the InfoWest Purchase Agreement and Go Fiber Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release was also simultaneously filed on the Company’s website.

Item 9.01	Financial Statements And Exhibits

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

2.1	Asset Purchase Agreement, dated as of April 1, 2022, by and between FIF St. George LLC, InfoWest Inc. and the Seller Representative, as identified therein.*
2.2	Asset Purchase Agreement, dated as of April 1, 2022, by and between FIF St. George LLC, Go Fiber LLC and the Seller Representative, as identified therein.*
99.1	Press release dated April 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger,
Chief Financial Officer

Date: April 5, 2022